NAME                                    STATE OF INCORPORATION
JERSEY SHORE STATE BANK                             PENNSYLVANIA
WOODS REAL ESTATE DEVELOPMENT COMPANY               PENNSLYVANIA
WOODS INVESTMENT COMPANY, INC.                      DELAWARE